UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

NATIONAL HEALTH PARTNERS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Indiana State or Other Jurisdiction of Incorporation or Organization)	000-51731 (Commission File Number)	04-3786176 (IRS Employer Identification Number)

120 Gibraltar Road, Suite 107 Horsham, Pennsylvania (Address of Principal Executive Offices)	19044 (Zip Code)

Registrant’s telephone number, including area code:  (215) 682-7114

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2010, National Health Partners, Inc. (the “Company”) entered into a Securities Agreement with David M. Daniels, its Chief Executive Officer, pursuant to which it granted 1,180,612 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) to Mr. Daniels.  The shares were issued in lieu of the payment of $17,690 of salary compensation earned by Mr. Daniels under the Employment Agreement, dated May 1, 2006, by and between the Company and Mr. Daniels, during the period commencing January 1, 2010 and ending January 31, 2010 and payable to Mr. Daniels as of January 31, 2010, and in part for the termination of the following stock options held by Mr. Daniels: (i) the stock option dated February 1, 2005 to acquire 2,500,000 shares of Common Stock at an exercise price of $0.40, (ii) the stock option dated December 12, 2006 to acquire 250,000 shares of Common Stock at an exercise price of $0.88, and (iii) the stock option dated March 25, 2008 to acquire 400,000 shares of Common Stock at an exercise price of $0.28.

On March 31, 2010, the Company entered into a Securities Agreement with Patricia S. Bathurst, its Vice President — Marketing (the “Bathurst Agreement”), pursuant to which it granted a stock option (the “Option”) to acquire 500,000 shares of Common Stock to Ms. Bathurst.  The Option was issued in lieu of the payment of $8,119 of salary compensation earned by Ms. Bathurst under the Employment Agreement, dated May 1, 2006, by and between the Company and Ms. Bathurst during the period commencing January 1, 2010 and ending January 31, 2010 and payable to Ms. Bathurst as of January 31, 2010, and in part for the termination of the following stock options held by Ms. Bathurst: (i) the stock option dated February 1, 2005 to acquire 2,500,000 shares of Common Stock at an exercise price of $0.40, (ii) the stock option dated December 12, 2006 to acquire 250,000 shares of Common Stock at an exercise price of $0.88, (iii) the stock option dated September 4, 2007 to acquire 400,000 shares of Common Stock at an exercise price of $0.50, and (iv) the stock option dated March 25, 2008 to acquire 400,000 shares of Common Stock at an exercise price of $0.28.

The Option is for a term of 10 years, has an exercise price of $0.045 per share and vested in full on the date of grant.  In the event Ms. Bathurst’s employment is terminated for death, disability or retirement, the Option may be exercised to the extent exercisable on the date of such termination of employment until the earlier of the date that is one year after the date of such termination of employment (90 days in the case of termination due to retirement) or the expiration date of the Option.  In the event Ms. Bathurst’s employment is terminated not for “cause” or is terminated by Ms. Bathurst for “good reason,” as such terms are defined in the Option, the Option vests in full immediately and remains exercisable until the expiration date of the Option.  In the event Ms. Bathurst’s employment is terminated for “cause,” the Option terminates immediately

On March 31, 2010, the Company entered into a Securities Agreement with Alex Soufflas, its Chief Financial Officer and Executive Vice President (the “Soufflas Agreement”, together with the Daniels Agreement and Bathurst Agreement, the “Securities Agreements”), pursuant to which it granted 382,112 shares of Common Stock to Mr. Soufflas.  The shares were issued in lieu of the payment of $14,765 of salary compensation earned by Mr. Soufflas under the Employment Agreement, dated February 1, 2006, by and between the Company and Mr. Soufflas, during the period commencing January 1, 2010 and ending January 31, 2010 and payable to Mr. Soufflas as of January 31, 2010.

The foregoing descriptions of the Securities Agreements and the Option do not purport to be complete and are qualified in their entirety by the terms of the Securities Agreements and Option filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are hereby filed with this report.

10.1	Securities Agreement, dated March 31, 2010, by and between the Company and David M. Daniels

10.2	Securities Agreement, dated March 31, 2010, by and between the Company and Patricia S. Bathurst

10.3	Option to Acquire Shares of Common Stock, dated March 31, 2010, issued by the Company to Patricia S. Bathurst

10.4	Securities Agreement, dated March 31, 2010, by and between the Company and Alex Soufflas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH PARTNERS, INC.

Dated: April 7, 2010	By:	/s/ David M. Daniels
David M. Daniels
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Agreement, dated March 31, 2010, by and between the Company and David M. Daniels

10.2	Securities Agreement, dated March 31, 2010, by and between the Company and Patricia S. Bathurst

10.3	Option to Acquire Shares of Common Stock, dated March 31, 2010, issued by the Company to Patricia S. Bathurst

10.4	Securities Agreement, dated March 31, 2010, by and between the Company and Alex Soufflas